Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of WM. WRIGLEY JR. COMPANY, a Delaware corporation (the “Company”), hereby makes, designates, constitutes and appoints Howard Malovany and Luis F. Machado, and either of them (with full power to act without the other), as the undersigned’s true and lawful attorneys-in-fact, and agents, with full power and authority to act in any and all capacities for and in the name, place and stead of the undersigned in connection with the filing, whether by paper, electronically, or otherwise, of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal period ended December 31, 2007, and any and all amendments thereto, under the Securities Exchange Act of 1934, as amended.

Without limiting the generality of the foregoing grant of authority, such attorneys-in-fact and agents, or either of them, are hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver the said Form 10-K, any and all amendments thereto, statements of changes, and any and all other documents in connection with the said Form 10-K, and take such other and further action as such attorneys-in-fact and agents, or either of them, deem necessary or appropriate. The powers and authorities herein to such attorneys-in-fact and agents, and either of them, also include the full right, power of authority to effect necessary or appropriate substitutions or revocations. The undersigned hereby ratifies, confirms, and adopts, as his own act and deed, all action lawfully taken pursuant to the powers and authorities herein granted by such attorneys-in-fact and agents, or either of them or by their respective substitutes.

IN WITNESS WHEREOF, the undersigned has hereunto signed as of a date in January 2008.

/S/ JOHN F. BARD John F. Bard	Director

/S/ HOWARD B. BERNICK Howard B. Bernick	Director

/S/ THOMAS A. KNOWLTON Thomas A. Knowlton	Director

/S/ JOHN RAU John Rau	Director

/S/ MELINDA R. RICH Melinda R. Rich	Director

/S/ STEVEN B. SAMPLE Steven B. Sample	Director

/S/ ALEX SHUMATE Alex Shumate	Director

/S/ RICHARD K. SMUCKER Richard K. Smucker	Director